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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                    September 21, 2000 (September 19, 2000)
                ------------------------------------------------
                                PREDICT IT, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                       0-28263                   84-1433978
(State or Other Jurisdiction  (Commission File Number)       (I.R.S. Employer
of Incorporation)                                            Identification No.)

                               268 W. 44th Street
                            New York, New York 10036

                         (Address of principal executive
                           offices including zip code)

                                 (212) 217-1200

                         (Registrant's telephone number,
                              including area code)


                                      N.A.
                                      ----
          (Former name or former address, if changed since last report)


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Item 5. Other Events.

         On September 19, 2000, the Registrant entered into a letter of intent (the "Letter of Intent") to merge with Hollywood Stock Exchange ("HSX") setting forth the principal terms of the proposed transaction between the Registrant and HSX and issued a press release, a copy of which is attached hereto as Exhibit
99.1 and incorporated herein by reference.

         As part of the proposed merger transaction, a group of institutional investors have also signed the Letter of Intent signifying their intention to invest approximately $10 million in new equity capital in the combined company (the "Investment") upon completion of the merger. The pending transaction will result in the former stockholders of the Registrant and HSX receiving approximately 19% and 57% respectively of the combined entity, while the new investor group will receive approximately a 24% stake in the combined entity.

         The transaction is subject to customary shareholder and regulatory approvals, as well as agreement by both companies on the definitive merger documents and the investment documents for the Investment.

Item 7. Financial Statements and Exhibits

        (c) Exhibits

            99.1  Press Release dated September 19, 2000


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  PREDICT IT, INC.
                                                    (Registrant)


Dated September 21, 2000                          By:    /s/ Andrew  P.  Merkatz
                                                       -------------------------
                                                       Name: Andrew P. Merkatz
                                                       Title: President


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                                  EXHIBIT INDEX

Exhibit
Number                          Description
------                          -----------

99.1                            Press Release dated September 19, 2000